UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 2

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 24, 2006

GALAXY ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Colorado (State or other jurisdiction of incorporation)	0-32237 (Commission File Number)	98-0347827 (IRS Employer Identification No.)

1331 – 17th Street, Suite 730, Denver, Colorado 80202

(Address of principal executive offices)(Zip Code)

(303) 293-2300

Registrant's telephone number, including area code

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

In a previously filed report on Form 8-K, the registrant disclosed that on October 23, 2006, it had entered into a letter of intent with PetroHunter Energy Corporation, a Maryland corporation (“PetroHunter”), regarding PetroHunter’s proposed purchase of all of the registrant’s oil and gas interests in the Powder River Basin of Wyoming and Montana. The parties had committed to negotiate and attempt to enter into a Purchase and Sale Agreement (“PSA”) within thirty days from the date of the letter of intent.

The parties have agreed to extend the period within which to negotiate and attempt to enter into a PSA to December 31, 2006.

The largest beneficial owner of the common stock of both PetroHunter and the registrant is Marc A. Bruner. Marc A. Bruner is also the father of Marc E. Bruner, the President and a director of the registrant.

Item 9.01	Financial Statements and Exhibits

Regulation S-K Number	Document
99.1	Press Release dated October 24, 2006*

*Filed previously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GALAXY ENERGY CORPORATION
November 27, 2006	By: /s/ Marc E. Bruner Marc E. Bruner, President

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